Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-290665 and 333-277673) and on Form S-8 (Nos. 333-212376; 333-204453; 333-167797; 333-157085; 333-133566; 333-121513; 333-102043; 333-231107; 333-251608; 333- 256008; 333-271554; 333-271559; 333-277679; 333-279016; and 333-286870) of Bank of America Corporation of our report dated February 25, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Charlotte, North Carolina
February 25, 2026